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                                                                     EXHIBIT 4a3

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                                  ARKLA, INC.

                                       TO

                            CITIBANK, N.A., Trustee

                               ---------------

                         SECOND SUPPLEMENTAL INDENTURE


                         Dated as of November 15, 1989

                               ---------------

                         SUPPLEMENTING AND AMENDING THE

                     INDENTURE DATED AS OF DECEMBER 1, 1986




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         SECOND SUPPLEMENTAL INDENTURE, dated as of November 15, 1989, between ARKLA, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 525 Milam Street, Shreveport, Louisiana 71101 and at 400 East Capitol Street, Little Rock, Arkansas 72202, and CITIBANK, N.A., a national banking association, as Trustee (herein called the "Trustee").

                                R E C I T A L S

         WHEREAS, to provide for its lawful corporate purposes the Company has duly authorized the issue from time to time of its debentures, notes or other evidences of unsecured indebtedness, which are to be issued in one or more series (the "Securities"); the Company has heretofore made, executed and delivered to the Trustee its Indenture dated as of December 1, 1986 and its First Supplemental Indenture, dated as of September 30, 1988, (collectively, the "Indenture"); and

         WHEREAS, the Board of Directors of the Company has determined that it is desirable to add an additional covenant of the Company to Article Ten of the Indenture solely for the benefit of the Holders of each series of Securities which provides that such series will have the benefit of such covenant in which the Company will covenant and agree that each Holder of the Securities shall have the right, at such Holder's option, to require the Company to purchase all or any part of such Holder's Securities, at the option of such Holder, on a specified date if certain events occur and certain conditions specified in this Supplemental Indenture are met; and

         WHEREAS, Section 901 of Article Nine of the Original Indenture provides that under certain conditions the Company and Trustee, may, without the consent of the Holders of Securities, from time to time and at any time, enter into an indenture or indentures supplemental thereto, inter alia, (a) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or (b) to add any additional Events of Default; and

         WHEREAS, all the requirements prescribed by law and by the Certificate of Incorporation of the Company have been fully complied with and all conditions and requirements necessary to authorize the execution, acknowledgment and delivery of this Second Supplemental Indenture and duly and legally effect the modifications and alterations of the Indenture provided for in this Second Supplemental Indenture, and to make the Indenture as supplemented and amended by this Second Supplemental Indenture, a valid, binding and legal instrument for the benefit of the Holders of Securities, have been complied with;





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         NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH that for and in consideration of the premises and the acceptances or purchases of the Securities by the Holders thereof, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

                                   ARTICLE I

                         MODIFICATION OF THE INDENTURE

         SECTION 1.1 SUPPLEMENT TO ARTICLE TEN OF THE INDENTURE. Article Ten of the Indenture is modified by adding a new and additional Section to the Indenture, which additional Section shall read in its entirety as follows:

         SECTION 1013. Put Right of Holders Upon a Designated Event and a Rating Decline.

         If the terms of any series of Securities provides that such series shall have the benefit of the following covenant, the Company hereby agrees as follows:

                 In the event that there occurs at any time prior to any date specified in the terms of such series both (a) a Designated Event (as hereinafter defined) with respect to the Company and (b) a Rating Decline (as hereinafter defined), each Holder of the Securities shall have the right, at such Holder's option, to require the Company to purchase all or any part of such Holder's Securities on the date ("Repurchase Date") that is 100 days after the last to occur of public notice of the Designated Event and the Rating Decline, at 100% of the principal amount thereof, plus accrued interest to the Repurchase Date.

                 On or before the twenty-eighth day after the last to occur of public notice of the occurrence of a Designated Event and the Rating Decline, the Company is obligated to notify the Trustee of such events, and promptly thereafter to mail, or cause to be mailed, first-class, postage prepaid, to all Holders of the Securities, at the address of record of such Holder, a notice regarding the Designated Event, the Rating Decline and the repurchase right. The notice shall state the Repurchase Date, the date by which the repurchase right must be exercised, the applicable price for such Securities and the procedure which the Holder must follow to exercise this right. To exercise this right, the Holder of such Securities must deliver at least ten days prior to the Repurchase Date written notice to the Company (or an agent designated by the Company for such purpose and notified to the Trustee and the Holders)





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         of the Holder's exercise of such right, the name in which the
         Securities were registered, and the principal amount to be repurchased, together with the Securities with respect to which the right is being exercised, duly endorsed for transfer to the Company. Such written notice shall be irrevocable. Securities repurchased pursuant to this section shall be delivered to the Trustee and cancelled as provided in Section 309 of the Indenture.

                 As used herein, a "Designated Event" shall be deemed to have occurred at such a time as (i) a "person" or "group" (within the meaning of Section 13 (d) (3) of the Securities Exchange Act of 1934, as amended (the 1934 Act")) becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act) of more than 30% of the total voting power of all classes of stock then outstanding of the Company normally entitled to vote in elections of directors ("Voting Stock"); or (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new director whose election by the Company's Board of Directors or whose nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; or (iii) the Company consolidates with or merges into another corporation or conveys, transfers or leases all or substantially all of its assets to any person, or any corporation consolidates with or merges into the Company, in either event pursuant to a transaction in which Voting Stock of the Company is changed into or exchanged for cash, securities or other property, provided that such transaction (a) between the Company and its Subsidiaries or between Subsidiaries or (b) involving the exchange of the Company's Voting Stock as consideration in the acquisition of another business or businesses (without change or exchange of the Company's outstanding Voting Stock into or for cash, securities or other property) shall be excluded from the operation of this clause (iii); or (iv) the Company, one or more employee benefit plans ("Employee Benefit Plans") as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, maintained by the Company or any Subsidiary thereof, or any Subsidiary purchases or otherwise acquires, directly or indirectly, beneficial ownership of Voting Stock of the Company if, after giving effect to such purchase or acquisition, the Company (together with such Employee Benefit Plans and such Subsidiaries) acquires 20% or more of the Company's Voting Stock within any 12-month period; or (v) on any date (a





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         "Calculation Date") the Company makes any distribution or
         distributions of cash, property or securities (other than regular dividends, and distributions of capital stock of the Company) to holders of Voting Stock of the Company or the Company, any Employee Benefit Plans or any Subsidiary purchases or otherwise acquires beneficial ownership of Voting Stock of the Company and the sum of the fair market value of such distribution or purchase, plus the fair market value of all other such distributions and purchases which have occurred during the preceding 12-month period, is at least 20% of the fair market value of the outstanding Voting Stock of the Company. The percentage in clause (v) above is calculated on such Calculation Date by determining the percentage of the fair market value of the Company's outstanding Voting Stock as of such Calculation Date which is represented by the fair market value of the distributions and purchases which have occurred on such date and adding to that percentage all of the percentages which have been similarly calculated on the Calculation Dates of all such distributions and purchases during the preceding 12-month period.

                 As used herein, a "Rating Decline" shall be deemed to have occurred if on any date within the 90-day period following public notice of the occurrence of a Designated Event (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by a Rating Agency (as hereinafter defined) (i) in the event the Securities are rated by one or both Rating Agencies on the Rating Date (as hereinafter defined) as Investment Grade (as hereinafter defined), the rating of the Securities by such Rating Agency or Rating Agencies shall fall below Investment Grade, or (ii) in the event the Securities are rated by both Rating Agencies on the Rating Date below Investment Grade, the rating of the Securities by either Rating Agency shall be at least one Full Rating Category (as hereinafter defined) below the rating of the Securities by such Rating Agency on the Rating Date.

                 As used herein, "Rating Agency" shall mean Standard & Poor's Corporation and its successors ("S&P"), and Moody's Investors Service, Inc. and its successors ("Moody's"), or if S&P or Moody's or both shall not make a rating on the Securities publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for S&P or Moody's or both, as the case may be; "Investment Grade" shall mean BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such ratings by S&P or Moody's or by any other Rating Agency selected as provided above, and "Rating Date" shall mean the date which





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         is 121 days prior to public notice of the occurrence of a Designated
         Event.

                 As used herein, the term "Full Rating Category" shall mean (i) with respect to S&P, any of the following categories: BB, B, CCC, CC and C, (ii) with respect to Moody's, any of the following categories:
         Ba, B, Caa, Ca and C and (iii) with respect to any other Rating Agency, the equivalent of any such category of S&P or Moody's used by such other Rating Agency. In determining whether the rating of the Securities has decreased by the equivalent of one Full Rating Category, gradation within Full Rating Categories (+ and - for S&P; 1, 2, and 3 for Moody's; or the equivalent gradation for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB-, or from BB to B+, will constitute a decrease of less than one Full Rating Category).

                 Default in the performance or breach of this covenant with respect to Securities of any series entitled to the benefits of this covenant shall be an Event of Default with respect to all series of Securities entitled to the benefits of this covenant pursuant to
         Section 501(7) of the Indenture following the continuance of such default or breach for a period of 90 days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" hereunder and demanding that the Company remedy the same shall have been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of not less than 25% in aggregate principal amount of all series of Securities entitled to the benefits of this covenant at the time Outstanding.

                 The Company may omit in any particular instance to comply with any term, provision or condition set forth in this covenant, with respect to the Securities of any series entitled to the benefits of this covenant if before the time for such compliance the Holders of at least 66 2/3% in aggregate principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.





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                                   ARTICLE II

                    PARTICULAR REPRESENTATIONS AND COVENANTS
                                 OF THE COMPANY

         SECTION 2.1 AUTHORITY OF THE ISSUER. The Company is duly authorized under the laws of the State of Delaware and all other applicable laws to execute and deliver this Second Supplemental Indenture, and all corporate action on its part required for the execution and delivery of this Second Supplemental Indenture has been, duly and effectively taken.

         SECTION 2.2 TRUTH OF RECITALS AND STATEMENTS. The Company warrants that the recitals of fact and statements contained in this Second Supplemental Indenture are true and correct, and that the recitals of fact and statements contained in all certificates and other documents furnished thereunder will be true and correct.

                                  ARTICLE III

                             CONCERNING THE TRUSTEE

         SECTION 3.1 ACCEPTANCE OF TRUSTS. The Trustee accepts the trusts hereunder and agrees to perform the same, but only upon the terms and conditions set forth in the Indenture and in this Second Supplemental Indenture, to all of which the Issuer and the respective Holders of Securities at any time outstanding agree by their acceptance thereof.

         SECTION 3.2 NO RESPONSIBILITY OF TRUSTEE FOR RECITALS, ETC. The recitals and statements contained in this Second Supplemental Indenture shall be taken as the recitals and statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this second Supplemental Indenture.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

         SECTION 4.1 RELATION TO THE INDENTURE. The provisions of this second Supplemental Indenture shall become effective immediately upon the execution and delivery hereof. This Second Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture. All the terms and provisions herein contained shall form a part of the indenture for all purposes as fully and with the same effect as if all such terms and provisions had been set forth in the Indenture and each and every term and condition contained in the Indenture shall apply to this Second Supplemental Indenture with the same force and effect as if the same were in this





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Second Supplemental Indenture set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make each such term and condition conform to this Second Supplemental Indenture. The Indenture is hereby ratified and confirmed and shall remain and continue in full force and effect in accordance with the terms and provisions thereof, as supplemented and amended by this Second Supplemental Indenture and the Indenture and this Second Supplemental Indenture shall be read, taken and construed together as one instrument. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 4.2 TRUST INDENTURE ACT. If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with any other provision of this Second Supplemental Indenture or any provision of the Indenture which is required to be included by any of the provisions of Sections 310 to 317 inclusive of the Trust Indenture Act of 1939, such required provision shall control.

         SECTION 4.3 MEANING OF TERMS. Any term used in this Second Supplemental Indenture which is defined in the Indenture shall have the meaning specified in the Indenture, unless the context shall otherwise require.

         SECTION 4.4 COUNTERPARTS. This Second Supplemental Indenture may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

Attest:                             ARKLA, INC.

/s/ B. D. KLINE                     /s/ JIM WILHITE
--------------------------          ------------------------------------
B. D. Kline                         Name:  Jim Wilhite
Vice President-Finance,             Title: Vice Chairman of the Board
Secretary and Treasurer


Attest:                             CITIBANK, N.A., as Trustee

PAM C. REBUCCI                      /s/ P. DEFELICE
--------------------------          ------------------------------------
Name:  Pam C. Rebucci               Name:  P. DeFelice
Title: Trust Officer                Title: Vice President

(CORPORATE SEAL)





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STATE OF LOUISIANA

PARISH OF CADDO

         On this 21 day of November, 1989 before me personally came Jim Wilhite, to me known, who, being by me duly sworn, did depose and say that he is Vice Chairman of ARKLA, INC., one of the corporations described in and which executed the foregoing instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


(NOTARIAL SEAL)                         LOIS S. ALEXANDER
                                        ---------------------------------
                                        Notary Public
                                        Commission Expires:
                                                           --------------




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STATE OF NEW YORK

COUNTY OF NEW YORK

         On this 22 day of November, 1989 before me personally came P. DeFelice, to me known, who, being by me duly sworn, did depose and say that he is Vice President of CITIBANK, N.A., one of the corporations described in and which executed the foregoing instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


(NOTARIAL SEAL)                         ENZO L. CARBOCCI
                                        ---------------------------------
                                        Notary Public
                                        Commission Expires:
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                                                   ENZO . CARBOCCI
                                        Notary Public, State of New York
                                                   No. 43-5605595
                                            Qualified in Richmond County
                                        Certificate Filed in New York County
                                            Term Expires March 30, 1990



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